Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260157) and Form S-8 (No. 333-248894, No. 333-265834 and No. 333-274896) of American Well Corporation of our report dated February 15, 2024 relating to the financial statements and the effectiveness of internal controls over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 15, 2024